Midway Gold Appoints New CFO

December 5, 2013

Denver, Colorado – Midway Gold Corp. (TSX and NYSE-MKT: MDW) (the “Company” or “Midway”) is pleased to announce the appointment of Mr. Brad Blacketor to the Midway team as Chief Financial Officer, effective December 5.

Ken Brunk, Midway’s President and CEO stated, “First, we would like to thank Fritz Schaudies for his services as interim CFO. We are also very excited to welcome Brad to the Midway team. His hands on approach and teamwork mentality will be a great addition as we grow as an emerging gold producer. We are confident that Brad’s many years of financial experience in the mining industry will be valuable to the completion of financing on the Pan project, and we look forward to his leadership as we approach first gold production in 2014.”

Mr. Blacketor brings over 20 years of mining industry financial experience to the Midway team. Prior to joining Midway, Brad was CFO of Gold Resource Corporation, CFO of Bear Creek Mining Corporation and CFO of Metallica Resources Inc. for 11 years as they made the transition from exploration to production. Brad is also a Director and Chairman of the Audit Committee for Kaminak Gold Corporation. Mr. Blacketor holds a B.S. in Business Administration with distinction from Indiana University as well as an MBA from Colorado State University. He is also a Certified Public Accountant registered in Colorado.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact Jaime Wells, Investor Relations Analyst, at (877) 475-3642 (toll-free).

Neither the TSX Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and resource estimates and potential offering of common shares of the Company from time to time. Forward-looking statements are typically identified by words such as: “may”, “should”, “plan”, “believe”, “predict”, “expect”, “anticipate”, “intend”, “estimate”, postulate” and similar expressions or the negative of such expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.